UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2015 (December 24, 2015)

Date of Report (Date of earliest event reported)

SAFETY QUICK LIGHTING & FANS CORP.

(Exact name of registrant as specified in its charter)

FLORIDA	333-197821	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 North Point Parkway Suite 154 Alpharetta, GA	30022
(Address of principal executive offices)	(Zip Code)

(770) 754-4711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, Safety Quick Lighting & Fans Corp.

Item 1.01

Entry Into a Material Definitive Agreement

Beginning in November 2015, Safety Quick Lighting & Fans Corp. (the “Company”) conducted an offering of up to $2,000,000 of restricted shares of the Company’s common stock, no par value per share (the “Shares”), at $1.00 per share to certain accredited and non-accredited investors (the “Offering”). The Offering may consist of one or more closings and will end on December 31, 2015, or as extended by the Company, with an initial closing not to occur until the aggregate gross proceeds of the Offering reach $500,000. The Company may engage one or more broker-dealers to assist in the Offering. The Shares are being offered pursuant to subscription agreements with each investor (each, a “Subscription Agreement”).

On December 24, 2015, the Company completed an initial closing of the Offering and entered into Subscription Agreements with investors representing aggregate gross proceeds to the Company of $500,000.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of Subscription Agreement for U.S. Persons and Non-U.S. Persons filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference. The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other U.S. Securities and Exchange Commission (“SEC”) filings.

In connection with the Subscription Agreements, on December 24, 2015 we entered into a Registration Rights Agreement with each investor in the initial closing of the Offering (each, a “Registration Rights Agreement”), and will enter into a Registration Rights Agreement with each subsequent investor, if any, in the Offering. Under the Registration Rights Agreement, we agreed to prepare and file a registration statement with the SEC to register the Shares within one hundred fifty (150) days after the date of the applicable Registration Rights Agreement. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02

Unregistered Sales of Equity Securities

The information pertaining to the sales of the Shares pursuant to the Subscription Agreement in Item 1.01 is incorporated herein by reference in its entirety. The Company has sold and/or will sell the Shares in a private placement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The investors in the Offering had access to information about the Company and their investments, took the Shares for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Shares. Upon issuance, the resale of the Shares will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

10.1	Form of Subscription Agreement utilized in the Offering for U.S. Persons.
10.2	Form of Subscription Agreement utilized in the Offering for Non-US Persons.
10.3	Form of Registration Rights Agreement utilized in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY QUICK LIGHTING & FANS CORP.

Date: December 29, 2015
By: /s/ John P. Campi
John P. Campi
Chief Executive Officer